Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 13, 2024, with respect to the financial statements of Vencer Energy, LLC, incorporated herein by reference.

/s/ KPMG LLP

Houston, Texas

June 10, 2024